EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-78081 on Form S-8 of our reports dated February 22, 2024, relating to the consolidated financial statements of Morgan Stanley and subsidiaries (the “Firm”) and the effectiveness of the Firm’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Morgan Stanley for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 28, 2024